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                                                                    Exhibit 10.5

Chicago, Illinois, January 16, 1998                                   $500,000



                      AASCHE TRANSPORTATION SERVICES, INC.

                      SENIOR SUBORDINATED PROMISSORY NOTE



         THIS NOTE (THE "NOTE") HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE TRUST INDENTURE ACT OF 1939 AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

FOR VALUE RECEIVED, Aasche Transportation Services, Inc., a Delaware corporation (the "COMPANY"), promises to pay to the order of Diane L. Asche, the registered holder or registered assigns hereof (the "HOLDER"), the principal amount of Five Hundred Thousand Dollars ($500,000) payable on February 1, 2003 (the "MATURITY DATE"), together with accrued interest on the outstanding principal amount of this Note, all as hereinafter set forth.

1.       Payments and Prepayments.

         (a) Provided no Event of Default (as defined below) shall have occurred and be continuing, from and after the date of disbursement of funds, the principal balance from time to time unpaid shall bear interest at the fixed rate (determined from time to time in accordance with the terms hereof) equal to the Prime Rate less .25% per annum (the "INTEREST RATE"). As used herein, the "PRIME RATE" shall mean the prime rate of interest quoted on each Adjustment Date (as defined below) by the Wall Street Journal as the base rate on corporate loans at large U.S. money center commercial banks on such day; provided that in the event the Wall Street Journal ceases quoting a prime rate, Prime Rate shall mean the per annum rate of interest quoted as the Bank Prime Loan Rate for the most recent weekday for which such rate is quoted in Statistical Release H.15 (519) published from time to time by the Board of Governors of the Federal Reserve System; provided further that in the event that both of the aforesaid indices cease to be published or to quote rates of the aforesaid types, the Prime Rate shall be determined from a comparable index chosen by the Company in good faith.

         (b) For a period commencing on the date of disbursement hereof and ending December 31, 1998, the Interest Rate, determined in accordance with the terms of Section 1(a) hereof, shall be 8.25% per annum. On February 1, 1999 and on February 1 of each year thereafter (each an "ADJUSTMENT DATE"), the Interest Rate shall be adjusted to an amount equal to the then applicable Prime Rate less .25% per annum and shall thereupon be fixed until the next occurring Adjustment Date.
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         (c)     After the earlier of (i) the Maturity Date, whether by
acceleration or otherwise, or (ii) the occurrence of any Event of Default hereunder, the total unpaid indebtedness hereunder shall bear interest at the rate of two percent (2%) plus the Prime Rate (the "DEFAULT RATE").

         (d) Interest shall be computed on the basis of a 360 day year and charged for the actual number of days elapsed.

         (e) The Company shall make successive monthly installment payments of interest with the final payment of all unpaid principal and all accrued and unpaid interest due and payable on the Maturity Date. Payments of interest shall be made in arrears commencing on February 1, 1998 and thereafter on the first day of each successive month through and including February 1, 2003.

         (f) Payments of principal and/or interest on this Note shall be made at the principal office of the Company, located at 10214 N. Mt. Vernon Road, Shannon, Illinois 61078, or such other place or places within the United States as may be specified by the Holder of this Note in a written notice to the Company at least ten (10) business days before a given payment date.

         (g) Payment of principal and interest on this Note shall be made in lawful money of the United States of America by mailing the Company's check in the proper amount to the Holder at least three days prior to the due date of the payment or otherwise transferring good funds so as to be received by the Holder on the due date of the payment.

         (h) This Note is subject to prepayment, in whole or in part, at the option of the Company without premium or penalty.

         (i) The Company will give the Holder written notice indicating the amount of any prepayment and the proposed date thereof not less than fifteen
(15) days prior to any such prepayment of this Note.

         2. Obligation Absolute. The obligations under this Note are absolute and unconditional obligations of the Company and no modification, release, consent, waiver, rearrangement or amendment shall impair the obligations of the Company hereunder.

         3. Security. The payment of this Note and the Company's obligations hereunder are not secured by any collateral.

         4. Registration, Exchange and Transfer. The Company will keep a register in which, subject to such reasonable regulations as it may prescribe, it will register the Note. No transfer of this Note shall be valid as against the Company unless made upon the register. This Note is subject to the restrictions on transfer of this Note and in compliance with said restrictions on transfer, the Company shall execute and deliver in the name of the transferee or transferees a new Note or Notes for a like principal amount.

Subject to Section 7, this Note may be exchanged for like notes in the same aggregate principal amount in other denominations; provided, however, that none of the Notes shall be in denominations less than $100,000. To be exchanged, this Note shall be surrendered for that purpose





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at the principal office of the Company, and the Company shall execute and deliver in exchange therefor the Note or Notes which the holder making the exchange shall be entitled to receive, bearing serial numbers not contemporaneously outstanding.

This Note, if presented for transfer, exchange, redemption or payment, shall (if so required by the Company) be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the registered Holder or by such Holder's duly authorized attorney.

The Company may deem and treat the registered Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon by anyone other than the Company), for the purpose of receiving payment of or on account of the principal hereof and interest hereon, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

         5.      Events of Default.  In the event ("EVENT OF DEFAULT") that:

                 (i) the Company defaults in making the payment of any installment of interest when due or principal and all accrued interest on this Note at the Maturity Date and such failure continues for a period of thirty (30) days after the due date thereof;

                 (ii) the Company hereafter makes an assignment for the benefit of creditors, or files a petition in bankruptcy as to itself, is adjudicated insolvent or bankrupt, petitions any receiver or of any trustee for the Company or any substantial part of the property of the Company under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction, whether or not hereafter in effect; or if there is hereafter commenced against the Company any such proceeding and an order approving the petition is entered or such proceeding remains undismissed for a period of sixty (60) days, or the Company by any act or omission to act indicates its consent to or approval of or acquiescence in any such proceeding or the appointment of any receiver of, or trustee for, the Company or any substantial part of its properties, or suffers any such receivership or trusteeship to continue undischarged for a period of sixty (60) days; or

                 (iii) the Company defaults in the due observance or performances, in any material respect, of any covenant, condition or agreement to be observed or performed pursuant to the terms of this Note (other than a default which is specifically provided for in this Section 5) and such default continues unremedied for more than thirty
         (30) days after the Company has received written notice thereof;

         Then, and in each and every case, the holder of the Note may declare the principal and accrued but unpaid interest of the Note to be due and payable immediately, by written notice to the Company, and upon any such declaration the same shall become and shall be immediately due and payable.

         6. Certain Consequences Upon Default. If and during such time as an Event of Default has occurred and is continuing, the Company shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment (whether before or after judgment) at the Default Rate. It is the intention of the Company





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and the Holder of this Note to comply with applicable usury laws (now or hereafter enacted); accordingly, notwithstanding any provision to the contrary in this Note, and any other document executed in connection herewith, in no event shall this Note or any such other document require the payment or permit the collection of interest in excess of the maximum amount permitted by such laws. If for any circumstances whatsoever, fulfillment of any provision of this Note or of any such other document at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by law for the collection or charging of interest, then, ipso facto, the obligation to be fulfilled shall be reduced to the limit of such validity, and if for any such circumstances the holder of this Note shall ever receive anything of value as interest or deemed interest by applicable law under this Note or any such other document or otherwise an amount that would exceed the highest lawful rate, such amount that would be excessive interest shall be applied to the reduction of the principal amount owing under this Note or on account of any other indebtedness of the Company to such holder, and not to the payment of interest, or if such excessive interest exceeds the unpaid balance of principal of such indebtedness, such excess shall be refunded to the Company. In determining whether or not the interest paid or payable with respect to any indebtedness of the Company to the Holder, under any specific contingency, exceeds the highest lawful rate, the Company and such holder shall, to the maximum extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee or premium rather than as interest,
(ii) exclude voluntary prepayments and the effects thereof, (iii) amortize, prorate, allocate and spread the total amount of interest throughout the full term of such indebtedness so that the actual rate of such interest does not exceed the maximum amount permitted by applicable law, and/or (iv) allocate interest between portions of such indebtedness, to the end that no such portion shall bear interest at a rate greater than that permitted by applicable law.

         7.      Investment Representations.

         (a) The Holder hereby acknowledges that this Note is not being registered (i) under the Securities Act of 1933, as amended (the "Act") or under the Trust Indenture Act of 1939 (the "Trust Indenture Act") on the ground that the issuance of the Note is exempt from registration under Section 4(2) of the Act as not involving any public offering or (ii) under any applicable state securities law because the issuance of this Note does not involve any public offering; and that the Company's reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder that it is acquiring this Note for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same.

         (b) The Holder hereby agrees that it will not sell or transfer all or any part of this Note unless and until it shall first have given written notice to the Company describing such sale or transfer and furnished to the Company either (i) an opinion, reasonably satisfactory to counsel for the Company, of counsel (skilled in securities matters, selected by the Holder and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under either the Act or the Trust Indenture Act and without registration or qualification under any state law, or
(ii) an interpretive letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act or the Trust Indenture Act.





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         (c)     The Company may refuse to recognize a transfer of this Note on its books should a holder attempt to transfer this Note otherwise than in compliance with this Section 7.

         8. Notices. Any notice required by the provisions of this Note shall be in writing and shall be delivered by hand, by telecopier, by overnight courier or mailed by first class, registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder, or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Note who has so furnished an address to the Company.

         9.      Miscellaneous.

         (a) This Note is the obligation of the Company only, and no recourse shall be had for the payment thereof or interest thereon against any shareholder, officer or director of the Company, whether by virtue of any constitution, statute, rule or law or otherwise, such liability, by the acceptance hereof, and as part of the consideration hereof, being expressly waived.

         (b) Upon receipt of evidence reasonably satisfactory to the Company the loss, theft, destruction or mutilation of this Note and of a letter of indemnity reasonably satisfactory to the Company, and upon reimbursement to the Company of all reasonable expenses incident thereto, and upon surrender or cancellation of this Note, if mutilated, the Company will make and deliver a new Note of like tenor in lieu of such lost, stolen, destroyed or mutilated Note.

         (c) THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF EACH OF THE COMPANY AND THE HOLDER HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS APPLICABLE TO AGREEMENTS AND INSTRUMENTS MADE AND TO BE PERFORMED IN ILLINOIS AND CANNOT BE MODIFIED OR CHANGED ORALLY.

         IN WITNESS WHEREOF, the Company has duly caused this Note to be signed on its behalf, in its name and by its duly authorized officers as of this date first written above.



                                AASCHE TRANSPORTATION SERVICES, INC.


                                By: /s/ Leon M. Monachos
                                   --------------------------------------
                                Name:  Leon M. Monachos
                                Title: Chief Financial Officer





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